UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2006

BROOKS AUTOMATION, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

0-25434	04-3040660
(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 262-2400.

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
SIGNATURES

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Amendment of Brooks Automation, Inc. Deferred Compensation Plan
Effective May 10, 2006, the Compensation Committee of the Board of Directors of Brooks Automation, Inc. (the “Company”) adopted an amendment and restatement of the Brooks Automation, Inc. Deferred Compensation Plan (the “Plan”) that adds a supplemental retirement feature (“SERP”) for certain selected participants. The Plan is a nonqualified deferred compensation plan under which eligible employees, including executive officers, may elect to defer a portion of their base salary, commissions and/or incentive pay. Under the Plan, which is administered by the Board of Directors or a committee of the Board, and its delegates, amounts deferred with respect to a participant are credited to a bookkeeping account and periodically adjusted for hypothetical investment experience based on a participant-directed allocation of the account among a menu of measuring funds chosen by the administrator. The Plan also provides for additional credits to the bookkeeping account (not involving an elective deferral by participants) that are discretionary on the part of the Company. Additional Company credits and related hypothetical earnings may be subject to a vesting schedule. Upon retirement, as defined, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his or her vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant.
The new SERP feature adds to the Plan an additional category of Company credits. For a participant eligible for the SERP feature, including executive officers selected for participation, a separate SERP bookkeeping account will be maintained to which an amount equal to a percentage of the participant’s base salary will be credited annually during the continuance of the individual’s participation in the SERP feature. The Plan’s administrator retains the discretion to add or remove individuals to or from eligibility for the SERP feature. The measuring fund choices available to be used to determine a SERP account’s hypothetical investment experience will be the same as those available under the Plan generally. Unless the Plan-based agreement with the participant otherwise specifies, a participant’s SERP account will be subject to a vesting schedule providing for 50% vesting after five years of service (disregarding service prior to 2006), with an additional 10% vesting for each year of service thereafter. An eligible participant’s SERP account would be distributable to the extent vested following attainment of age 65 or, if later, separation from service and would be payable, as elected by the participant in advance, either in a lump sum or in annual installments. A participant eligible for the Plan’s SERP feature might be, but need not be, a participant in the Plan generally.
At the same time as it amended the Plan by adding the SERP feature, the Committee also designated certain employees to participate in the SERP, including the following named executive officers: Robert Woodbury, Joseph Bellini and Thomas Grilk. Upon entering into a participation agreement under the Plan with respect to their SERP participation and unless their eligibility or the specified percentages are changed, the aforementioned executive officers will be eligible to have the following percentages of their base salary credited to their respective SERP accounts: Mr. Woodbury, 21%; Mr. Bellini, 15%; Mr. Grilk, 15%.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.
Date: May 16, 2006	/s/ Thomas S. Grilk
Thomas S. Grilk
Senior Vice President, General Counsel and Secretary